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                                                       EXHIBIT 99.1

                                 [LETTERHEAD]


Contact:  Mr. James W. Newman
          Senior Vice President and Chief Financial Officer
          Dura Pharmaceuticals, Inc.
          (619) 457-2553


        DURA PHARMACEUTICALS, INC. TERMINATES MERGER WITH SCANDIPHARM, INC.
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     San Diego, CA -- December 1, 1997 -- Dura Pharmaceuticals, Inc. (Nasdaq
NNM:DURA) today announced that it has terminated its agreement to merge with Scandipharm, Inc. which was announced on October 21, 1997. Scandipharm, Inc. is an Alabama-based distributor of pharmaceutical products for the treatment of cystic fibrosis.

     Dura Pharmaceuticals, Inc. is a San Diego based developer and marketer of prescription pharmaceutical products for the treatment of allergies, asthma, and related respiratory conditions. Dura has focused on the U.S. respiratory market because of its size and growth opportunities through two major strategies: (1) acquiring respiratory prescription pharmaceuticals and/or businesses developing or marketing such pharmaceuticals targeted at high-prescribing respiratory physicians, and (2) developing Spiros, a pulmonary drug delivery system.

     Except for the historical and factual information contained herein, the matters discussed in this press release may contain forward-looking statements which involve risks and uncertainties, including the timely development of the Spiros-TM- system, competitive products and pricing, the Company's limited manufacturing experience, dependency upon third parties and their successful development efforts, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from those projected. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update any forward-looking statements.


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